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                                                                   EXHIBIT 23.13

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) (No. 333-78803) pertaining to a shelf registration of 5,000,000 common shares to be issued by Entertainment Properties Trust from time to time in consideration for property acquisitions, and to the incorporation by reference therein of our report dated March 1, 1999, with respect to the consolidated financial statements and schedule of Entertainment Properties Trust included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP
                                                --------------------------------
                                                Ernst & Young LLP


Kansas City, Missouri
March 21, 2000